UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2003

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 957-8500

Not Applicable (Former name or former address, if changed since last report.)

ITEM 5: Other Events.

     On September 30, 2003, Solectron Corporation issued a press release announcing an agreement intended to extend Solectron’s role as an electronics manufacturing services provider to Nortel Networks*. The new supply agreement replaces a four-year supply agreement the companies signed in 2000 reflecting the changed industry conditions from when the contract was signed. The new agreement targets $7.5 billion in revenue from 2000 through 2009, rather than the approximately $10.4 billion in revenue originally anticipated under the 2000 contract.

     A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

     (c)  Exhibits

     The exhibit listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit Description

99.1	Press release dated September 30, 2003 relating to intended new supply agreement with Nortel Networks.

*Nortel Networks is a trademark of Nortel Networks.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 16, 2003	Solectron Corporation

/s/ Warren J. Ligan

Warren J. Ligan Corporate Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 30, 2003 relating to intended new supply agreement with Nortel Networks.